Exhibit 5.1

Navigator Holdings Ltd.
c/o NGT Services (UK) Ltd,
10 Bressenden Place, London
SW1E 5DH, United Kingdom

Our Reference /23846.50047/US/80864922v2
March 14, 2024
Ladies and Gentlemen:
We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Navigator Holdings Ltd., a Marshall Islands corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (collectively, the “Rules”), of a registration statement on Form S-8 (such registration statement and any amendments or supplements thereto are referred to collectively as the “Registration Statement”) for the registration of 3,000,000 shares (the “Shares”) of the Company’s common shares, par value $0.01 per share, that may be issued pursuant to the Company’s 2023 Long-Term Incentive Plan (the “Plan”).

As counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)the amended and restated articles of incorporation and the second amended and restated bylaws of the Company, each as amended to date (the “Organizational Documents”);

(ii)the Registration Statement;

(iii)the Plan; and

(iv)such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company that we have deemed relevant and necessary as the basis for the opinion hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures, including electronic signatures, and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

In rendering this opinion letter, we have also assumed:

(i)that the issuance and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement, the Organizational Documents and the Plan and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)that no Awards (as defined in the Plan) or other issuances or awards under or pursuant to the Plan will be made to directors of the Company unless also approved by the Company’s full board of directors (and not by a committee thereof);

(iii)the Company will have a sufficient number of authorized but unissued common shares, par value $0.01 per share, on the date of issuance thereof, including shares reserved for issuance;

(iv)the Company will have a sufficient number of authorized but unissued common shares, par value $0.01 per share, on the date of conversion of any Awards under the Plan that are convertible into such shares, including shares reserved for issuance;

(v)that if any agent of the Company is granted authority to issue Awards, then the granting of such authority shall be in conformity with the Marshall Islands Business Corporations Act with respect to delegation and consideration for common shares, par value $0.01 per share;

(vi)the filing by the Company with the Commission of the Registration Statement substantially in the form examined by us;

(vii)the Registration Statement will become effective under the Securities Act; and

(viii)that the Shares shall be issued under the Plan in compliance with applicable federal, state and foreign securities laws.

As to matters of fact material to this opinion letter that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Company and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that if, as and when the Shares have been issued after the consideration therefor received pursuant to the provisions of duly authorized award agreements in accordance with the terms of the Plan and the Organizational Documents, such Shares will be validly issued, fully paid and non-assessable.

We consent to the discussion of this opinion in the Registration Statement, the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
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Section 7 of the Securities Act or the Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related Rules.

Very truly yours,
Watson Farley & Williams LLP
/s/ Watson Farley & Williams LLP

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